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          SWITCHBOARD ANNOUNCES INTENTION TO RESTATE PRIOR YEAR RESULTS

WESTBOROUGH, Mass. - July 25, 2002 -- Switchboard Incorporated (NASDAQ: SWBD) today announced that it intends to restate its financial statements for fiscal 2001 to reduce approximately $2.7 million of revenue and expense attributable to a sale of banner advertising to a single customer.

In the first quarter of 2001, Switchboard sold banner advertising to the customer, which subsequently failed to make a scheduled payment. While seeking to collect payment, additional information regarding the customer and its relationship with one of Switchboard's vendors was evaluated by Switchboard and its recently engaged independent auditors, Ernst & Young. Based upon this evaluation, Switchboard has determined that it is more appropriate to record the banner advertising as a reduction of expense, instead of a contribution to revenue, in 2001. Switchboard therefore intends to restate its financial results for fiscal 2001. Accordingly, Switchboard's previously reported financial statements and information relating to fiscal 2001, including the auditors' report thereon, should not be relied upon.

The intended restatement with respect to this specific transaction is estimated to result in the reduction of revenue and expense for 2001 by approximately $2.7 million. Switchboard does not anticipate that its net loss or cash balance reported for 2001 will be affected due to its revised treatment of this transaction.

Arthur Andersen, Switchboard's independent auditors for fiscal 2001, has advised Switchboard that its Boston office has ceased operations and is unable to render a report on Switchboard's intended restated financial statements for 2001. Therefore, Ernst & Young, will re-audit all financial results for 2001 in order to render a report on Switchboard's restated 2001 financial statements. The restated financial statements will be issued upon completion of the re-audit.

The intended restatement does not involve transactions integral to Switchboard's current business model, as banner advertising has become a less significant component of its business. In the second quarter of fiscal 2002, banner advertising represented only approximately 10% of total revenue.

"Through the difficult actions we are announcing today, Switchboard is taking essential steps to ensure that the company has the best possible foundation for the future," said Doug Greenlaw, CEO of Switchboard. "We are working through this planned restatement as thoroughly and expeditiously as possible and will focus on executing the key elements of our business moving forward."



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About Switchboard Incorporated

Headquartered in Westborough, Mass., Switchboard Incorporated is the leading provider of Web-hosted directory technologies and customized yellow pages platforms to yellow pages publishers, newspaper publishers and Internet portals that offer online local directory advertising solutions to national retailers and brick and mortar merchants across a full range of Internet and wireless platforms. Switchboard offers a broad range of functions, content and services including yellow and white pages, product directory, What's Nearby/SM/ proximity searching, and interactive maps and driving directions. Viewed more than 90 million times each month, Switchboard.com (www.switchboard.com) is an excellent resource to consumers and a showcase for Switchboard's superior directory technologies and breadth of product offerings. ePresence, Inc. (NASDAQ: EPRE) owns approximately 53.2% of the outstanding shares of Switchboard. "Switchboard" and "What's Nearby" are registered service marks and "Switchboard Matrix" is a service mark of Switchboard Incorporated.

Forward-Looking Statements

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, Switchboard's financial and operating results and the review and re-audit thereof, Switchboard's strategy and business model; and other statements about Switchboard's management's future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including, without limitation, statements containing the words "believes", "plans", "anticipates", "expects", "estimates" and similar expressions) should be considered to be forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the results of, and time required to complete, the reviews, evaluations and audits of Switchboard's financial results discussed in this press release; Switchboard or its current or former independent auditors may identify additional items that materially and adversely affect Switchboard's reported financial results; Switchboard's relationship with AOL may fail to produce the expected benefits; Switchboard may fail to increase the scope of its merchant and strategic partner networks; Switchboard's other strategic and platform partners, and Switchboard's relationships with those partners, may not remain viable or may not increase in strength; and Switchboard's operating results have historically been volatile. For a detailed discussion of these and other cautionary statements, please refer to Switchboard's filings with the Securities and Exchange Commission, including Switchboard's Annual Report on Form 10-K filed on March 29, 2002 and its most recent Quarterly Report on Form 10-Q filed on May 9, 2002. Switchboard cautions readers to consider carefully the foregoing factors and other such factors. Further, Switchboard's forward-looking statements speak only as of the date on which such statements are made. Switchboard disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact Information
Investor Relations, Switchboard            Media Relations, Switchboard
Bob Orlando, Chief Financial Officer       Elaine Haney
Switchboard Incorporated                   Switchboard Incorporated
508-898-8131                               508-898-8146